[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 2003
                     for Distribution Date of June 20, 2003

COLLECTIONS

                                                                                      DOLLARS

Payments received                                                                     48,025,151.60
    Plus / (Less) :
           Net Servicer Advances                                                          48,461.51
                                                                                      -------------
Total Funds Available for Distribution                                                48,073,613.11
                                                                                      =============

DISTRIBUTIONS

    Servicing Fee                                                      1,360,487.72
    Trustee and Other Fees                                                 6,270.24
                                                                       ------------

Total Fee Distribution                                                                 1,366,757.96

    Note Interest Distribution Amount - Class A-1         200,565.29
    Note Interest Distribution Amount - Class A-2         391,250.00
    Note Interest Distribution Amount - Class A-3         551,483.33
    Note Interest Distribution Amount - Class A-4         643,900.00
                                                       -------------
                                                        1,787,198.62

    Note Principal Distribution Amount - Class A-1     44,475,422.15
    Note Principal Distribution Amount - Class A-2              0.00
    Note Principal Distribution Amount - Class A-3              0.00
    Note Principal Distribution Amount - Class A-4              0.00
                                                       -------------
                                                       44,475,422.15
Total Class A Interest and Principal Distribution                                     46,262,620.77

    Note Interest Distribution Amount - Class B-1         140,568.75
    Note Principal Distribution Amount - Class B-1              0.00
                                                       -------------
Total Class B Interest and Principal Distribution                                        140,568.75

    Note Interest Distribution Amount - Class C-1         180,225.00
    Note Principal Distribution Amount - Class C-1              0.00
                                                       -------------
Total Class C Interest and Principal Distribution                                        180,225.00

    Note Interest Distribution Amount - Class D-1         123,440.63
    Note Principal Distribution Amount - Class D-1              0.00
                                                       -------------
Total Class D Interest and Principal Distribution                                        123,440.63
                                                                                      -------------

Total Distributions                                                                   48,073,613.11
                                                                                      =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 2003
                     for Distribution Date of June 20, 2003

PORTFOLIO DATA:
                                                     # of loans
    Beginning Aggregate Principal Balance                         80,521                      1,270,574,313.04

        Less: Principal Payments                                       0    (17,563,465.51)
              Full Prepayments                                    (1,265)   (16,109,339.70)
              Partial Prepayments                                      0              0.00
              Liquidations                                          (186)    (2,869,238.47)
                                                                            --------------
                                                                                                (36,542,043.68)
                                                                                              ----------------
    Ending Aggregate Principal Balance                            79,070                      1,234,032,269.36
                                                                                              ================

Ending Outstanding Principal Balance of Notes                                                 1,209,571,927.10
Overcollateralization Amount                                                                     24,460,342.26
Overcollateralization Level                                                                               1.98%

OTHER RELATED INFORMATION:

Spread Account:

    Beginning Balance                                                         6,750,000.00
        Deposits                                                                      0.00
        Reductions                                                                    0.00
                                                                            --------------
    Ending Balance                                                                                6,750,000.00

    Beginning Initial Deposit                                                 6,750,000.00
        Repayments                                                                    0.00
                                                                            --------------
    Ending Initial Deposit                                                                        6,750,000.00

Modified Accounts:
    Principal Balance                                                                 0.00%               0.00
    Scheduled Balance                                                                 0.00%               0.00

Servicer Advances:
    Beginning Unreimbursed Advances                                             892,414.16
    Net Advances                                                                 48,461.51
                                                                            --------------
                                                                                                    940,875.67

Net Charge-Off Data:                                 # of loans
    Charge-Offs                                                      265      1,681,839.14
    Recoveries                                                       (93)      (170,572.02)
                                                                            --------------
    Net Charge-Offs                                                                               1,511,267.12

Delinquencies (P&I):                                 # of loans
    30-59 Days                                                       895     11,206,179.68
    60-89 Days                                                       192      2,489,358.34
    90-119 Days                                                       57        700,130.43
    120 days and over                                                  0              0.00

Repossessions                                                         58        542,887.64

Contracts Repurchased (pursuant to Sect. 3.02,
4.07, or 9.01 of the Sale and Servicing Agreement)                     0                                  0.00

Cumulative Charge-Off Percentage                                                                          0.11%

WAC                                                                                                    11.8166%
WAM                                                                                                     60.333

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 2003
                     for Distribution Date of June 20, 2003

                                  BEGINNING       NOTE MONTHLY                      TOTAL
                ORIGINAL         OUTSTANDING       PRINCIPAL        PRIOR         PRINCIPAL
               PRINCIPAL          PRINCIPAL      DISTRIBUTABLE     PRINCIPAL    DISTRIBUTABLE
CLASSES         BALANCE            BALANCE           AMOUNT        CARRYOVER       AMOUNT
========   ================   ================   =============   ============   =============
  A-1        267,000,000.00     177,797,349.25   44,475,422.15       0.00       44,475,422.15

  A-2        313,000,000.00     313,000,000.00            0.00       0.00                0.00

  A-3        326,000,000.00     326,000,000.00            0.00       0.00                0.00

  A-4        282,000,000.00     282,000,000.00            0.00       0.00                0.00

  B-1         57,375,000.00      57,375,000.00            0.00       0.00                0.00

  C-1         60,750,000.00      60,750,000.00            0.00       0.00                0.00

  D-1         37,125,000.00      37,125,000.00            0.00       0.00                0.00
           ================   ================   =============       ====       =============
  TOTAL    1,343,250,000.00   1,254,047,349.25   44,475,422.15       0.00       44,475,422.15
           ================   ================   =============       ====       =============

                                          REMAINING           TOTAL
             PRINCIPAL      CURRENT      OUTSTANDING        PRINCIPAL
            DISTRIBUTION   PRINCIPAL      PRINCIPAL        AND INTEREST
CLASSES        AMOUNT      CARRYOVER       BALANCE         DISTRIBUTION
========   =============   =========   ================   ==============
  A-1      44,475,422.15     0.00        133,321,927.10   44,675,987.44

  A-2               0.00     0.00        313,000,000.00      391,250.00

  A-3               0.00     0.00        326,000,000.00      551,483.33

  A-4               0.00     0.00        282,000,000.00      643,900.00

  B-1               0.00     0.00         57,375,000.00      140,568.75

  C-1               0.00     0.00         60,750,000.00      180,225.00

  D-1               0.00     0.00         37,125,000.00      123,440.63
           =============     ====      ================   =============
  TOTAL    44,475,422.15     0.00      1,209,571,927.10   46,706,855.15
           =============     ====      ================   =============

                       NOTE MONTHLY                  TOTAL
                         INTEREST      PRIOR       INTEREST         INTEREST      CURRENT
  NOTE    INTEREST     DISTRIBUTABLE  INTEREST   DISTRIBUTABLE    DISTRIBUTION   INTEREST
CLASSES     RATE          AMOUNT     CARRYOVER       AMOUNT          AMOUNT      CARRYOVER
=======   ========    =============  =========   =============    ============   =========
  A-1     1.31000%       200,565.29     0.00        200,565.29      200,565.29     0.00

  A-2     1.50000%       391,250.00     0.00        391,250.00      391,250.00     0.00

  A-3     2.03000%       551,483.33     0.00        551,483.33      551,483.33     0.00

  A-4     2.74000%       643,900.00     0.00        643,900.00      643,900.00     0.00

  B-1     2.94000%       140,568.75     0.00        140,568.75      140,568.75     0.00

  C-1     3.56000%       180,225.00     0.00        180,225.00      180,225.00     0.00

  D-1     3.99000%       123,440.63     0.00        123,440.63      123,440.63     0.00
          =======      ============     ====      ============    ============     ====
  TOTAL                2,231,433.00     0.00      2,231,433.00    2,231,433.00     0.00
                       ============     ====      ============    ============     ====

               DEFICIENCY     POLICY
  NOTE           CLAIM        CLAIM
CLASSES          AMOUNT       AMOUNT
=======        ==========    ==========
  A-1             0.00             0.00

  A-2             0.00             0.00

  A-3             0.00             0.00

  A-4             0.00             0.00

  B-1             0.00             0.00

  C-1             0.00             0.00

  D-1             0.00             0.00

                             ==========
       Note Percentage       100.000000%

Certificate Percentage         0.000000%
                             ==========

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                 for Master Service Report Date of May 31, 2003
                     for Distribution Date of June 20, 2003

Detailed Reporting

        See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of May 31, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.

                                           _____________________________________
                                           Susan Tyner
                                           Vice President
                                           Assistant Controller

                                           _____________________________________
                                           Mark Olson
                                           Senior Vice President
                                           Controller